As filed with the Securities and Exchange Commission on May 18, 1995

                                Registration No.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

             -----------------------------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
             -----------------------------------------------------

                            COMPUTER HORIZONS CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            New York                                        13-2638902
- ---------------------------------                       -------------------
  (State or other jurisdiction                           (I.R.S. Employer
of incorporation or organization)                       Identification No.)

      49 Old Bloomfield Avenue
     Mountain Lakes, New Jersey                                07046
- ----------------------------------------                ------------------
(Address of Principal Executive Offices)                    (Zip Code)

                            COMPUTER HORIZONS CORP.
               1994 INCENTIVE STOCK OPTION AND APPRECIATION PLAN
               -------------------------------------------------
                            (Full title of the plan)

                              Mr. John J. Cassese
                            Computer Horizons Corp.
                            49 Old Bloomfield Avenue
                        Mountain Lakes, New Jersey 07046
      -------------------------------------------------------------------
                    (Name and address of agent for service)

                                 (201) 402-7400
      -------------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                                   Copies to:

                            Robert A. Cantone, Esq.
                     Proskauer Rose Goetz & Mendelsohn LLP
                                 1585 Broadway
                            New York, New York 10036
                                 (212) 969-3000

                                              CALCULATION OF REGISTRATION FEE

====================================================================================================================================
       Title of securities            Amount to be          Proposed maximum           Proposed maximum              Amount of
        to be registered             registered (1)   offering price per share (2)  aggregate offering price (2)  registration fee
- ------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.10            3,375,000                $12.29                   $41,478,750                 $14,303.02
====================================================================================================================================

(1) Represents the maximum of 3,375,000 shares of Common Stock that may be acquired under the 1994 Incentive Stock Option and Appreciation Plan, as adjusted to reflect the three-for-two Common Stock split effected as a dividend to be paid on May 30, 1995 to holders of record on May 9, 1995. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of shares of Common Stock to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated solely for purposes of calculating the registration fee and computed in accordance with Securities Act Rule 457(c) using the average of the high and low prices of the Common Stock reported on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System on May 17 1995, as adjusted to reflect the three-for-two Common Stock split effected as a dividend to be paid on May 30, 1995 to holders of record on May 9, 1995.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

         The Section 10(a) prospectus for Computer Horizons Corp.'s 1994 Incentive Stock Option and Appreciation Plan is not being filed with the Securities and Exchange Commission as part of this Registration Statement.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents listed below are hereby incorporated to this Registration
Statement:

         1. Registrant's Annual Report on Form 10-K for the year ended December 31, 1994;

         2 Registrant's Quarterly Report on Form 10-Q for the quarter ended March 30, 1995;

         3. The description of the Company's Common Stock, par value $.10 per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A, as amended, dated July 5, 1973; and

         4. The description of the Company's Common Share Purchase Rights, contained in the Company's Registration Statement on Form 8-A dated October 27, 1989, as amended by Amendment No.1 on Form 8 dated February 13, 1990.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock offered hereby then remaining unsold, are deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         The Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation") provides, as permitted by Section 402(b) of the New York Business Corporation Law (the "BCL") that no director shall be personally liable to the Company or any shareholder for damages for any breach of duty as a director, provided that the Certificate of Incorporation does not eliminate or limit the liability of any director if a judgment or other final adjudication adverse to him establishes that (i) his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled or (iii) his acts violated Section 719 of the BCL.

         The  Certificate of  Incorporation  also provides,  in accordance  with
Section 722 of the BCL, that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he, or a person of whom he is the legal representative, (1) is or was a director or officer of the Company or (2) is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent), shall be indemnified and held harmless by the Company to the fullest extent authorized or permitted by applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgements, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his heirs, executors and administrators, provided, however, that, except for actions brought to enforce such indemnification rights, the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Company. The right to indemnification conferred in the Certificate of Incorporation is a contract right and includes the rights to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition, provided, however, that, if the BCL requires, the payment of such expenses incurred by a director or officer in his capacity as such (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service with respect to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Company of an undertaking by or on behalf of such director or officer to repay all amounts so advanced as to which it shall ultimately be determined that such director or officer is not entitled to be indemnified.

         The Certificate of Incorporation further provides, in accordance with the BCL, that the indemnification rights provided therein are not exclusive of any other rights that any person may have, and that the Company may, subject to certain restrictions imposed by the BCL, maintain insurance to protect itself and its officers and directors against expenses, liabilities and losses, whether or not the Company would be permitted to indemnify such person against such expenses, liabilities and losses under the BCL.

         The Company currently has a $5,000,000 directors' and officers' liability insurance policy.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.


ITEM 8.  EXHIBITS.

         The following instruments and documents are included as exhibits to this Registration Statement.

   Exhibit
   Number                              Description                                      Incorporated by Reference to:
- -------------    --------------------------------------------------------    ---------------------------------------------------
    3.1           Certificate of Incorporation of the Company as              Exhibit 3(a) to the Company's Registration
                  amended through 1971.                                       Statement on Form S-1, File No. 2-42259.
    3.2           Certificate of Amendment dated May 16, 1983                 Exhibit 3(a-2) to the Company's Annual
                  to Certificate of Incorporation of the                      Report on Form 10-K for the year ended
                  Company.                                                    February 28, 1983.
    3.3           Certificate of Amendment dated June 15, 1988                Exhibit 3(a-3) to the Company's Annual
                  to Certificate of Incorporation of the                      Report on Form 10-K for the year ended
                  Company.                                                    December 31, 1988.
    3.4           Certificate of Amendment dated July 6, 1989                 Exhibit 3(a-4) to the Company's Annual
                  to Certificate of Incorporation of the                      Report Form 10-K for the year ended
                  Company.                                                    December 31, 1994.
    3.5           Certificate of Amendment dated February 14,                 Exhibit 3(a-4) to the Company's Annual
                  1990 to Certificate of Incorporation of the                 Report on Form 10-K for the year ended
                  Company.                                                    December 31, 1989.
    3.6           Certificate of Amendment dated May 1, 1991                  Exhibit 3(a-6) to the Company's Annual
                  to the Certificate of Incorporation of the                  Report on Form 10-K for the year ended
                  Company.                                                    December 31, 1994.
    3.7           Certificate of Amendment dated July 12, 1994                Exhibit 3(a-7) to the Company's Annual
                  to the Certificate of Incorporation of the                  Report on Form 10-K for the year ended
                  Company.                                                    December 31, 1994.
    3.8           Bylaws of the Company, as amended.                          Exhibit 3(b) to the Company's Annual
                                                                              Report on Form 10-K for the year ended
                                                                              December 31, 1988.
    4.1           Rights Agreement dated as of July 6, 1989                   Exhibit 1 to the Company's Registration
                  between the Company and Chemical Bank, as                   Statement on Form 8-A dated July 7,
                  Rights Agent ("Rights Agreement") which                     1989.
                  includes the form of Rights Certificate as
                  Exhibit B.
    4.2           Amendment No. 1 dated as of February 13,                    Exhibit 1 to the Company's Amendment
                  1990 to Rights Agreement.                                   No. 1 on Form 8 dated February 13, 1990
                                                                              to the Company's Registration Statement
                                                                              on Form 8-A.

   Exhibit
   Number                              Description                                      Incorporated by Reference to:
- -------------    --------------------------------------------------------    ---------------------------------------------------
    4.3           Amendment No. 2 dated as of August 10,                      Exhibit 4(c) to the Company's Annual
                  1994 to Rights Agreement.                                   Report on Form 10-K for the year ended
                                                                              December 31, 1994.
     5            Opinion of Proskauer Rose Goetz &
                  Mendelsohn LLP.
    23.1          Consent of Proskauer Rose Goetz &
                  Mendelsohn LLP. (included in their opinion
                  filed as Exhibit 5).
    23.2          Consent of Grant Thornton LLP.
     24           Power of Attorney (included on the Signature
                  Pages to this Registration Statement).

ITEM 9.  UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs 1(i) and 1(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
     Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of an appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain Lakes, State of New Jersey, on May 17, 1995.

                                                 COMPUTER HORIZONS CORP.


                                         By: /s/ JOHN J. CASSESE
                                            ------------------------------------
                                             John J. Cassese
                                             Chairman of the Board and President

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John J. Cassese and Bernhard Hubert, and either of them, his attorney-in-fact, with full power of substitution, for him in all capacities, to execute any amendments (including post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or either of them, or their substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on May 17, 1995.


/s/ JOHN J. CASSESE
- --------------------------               Chairman of the Board and President
    John J. Cassese                      (Principal Executive Officer)

/s/ BERNHARD HUBERT
- --------------------------
    Bernhad Hubert                       Executive Vice President and
                                         Chief Financial Officer
                                         (Principal Financial Officer)

/s/ MICHAEL SHEA
- --------------------------
    Michael Shea                         Chief Accounting Officer and Controller
                                         (Principal Accounting Officer)

/s/ THOMAS J. BERRY
- --------------------------
    Thomas J. Berry                      Director


/s/ WILFRED R. PLUGGE
- --------------------------
    Wilfred R. Plugge                    Director

                                                     INDEX TO EXHIBITS

   Exhibit
   Number                              Description                                      Incorporated by Reference to:
- -------------    --------------------------------------------------------    ---------------------------------------------------
   3.1           Certificate of Incorporation of the Company as              Exhibit 3(a) to the Company's Registration
                  amended through 1971.                                       Statement on Form S-1, File No. 2-42259.
    3.2           Certificate of Amendment dated May 16, 1983                 Exhibit 3(a-2) to the Company's Annual
                  to Certificate of Incorporation of the                      Report on Form 10-K for the year ended
                  Company.                                                    February 28, 1983.
    3.3           Certificate of Amendment dated June 15, 1988                Exhibit 3(a-3) to the Company's Annual
                  to Certificate of Incorporation of the                      Report on Form 10-K for the year ended
                  Company.                                                    December 31, 1988.
    3.4           Certificate of Amendment dated July 6, 1989                 Exhibit 3(a-4) to the Company's Annual
                  to Certificate of Incorporation of the                      Report Form 10-K for the year ended
                  Company.                                                    December 31, 1994.
    3.5           Certificate of Amendment dated February 14,                 Exhibit 3(a-4) to the Company's Annual
                  1990 to Certificate of Incorporation of the                 Report on Form 10-K for the year ended
                  Company.                                                    December 31, 1989.
    3.6           Certificate of Amendment dated May 1, 1991                  Exhibit 3(a-6) to the Company's Annual
                  to the Certificate of Incorporation of the                  Report on Form 10-K for the year ended
                  Company.                                                    December 31, 1994.
    3.7           Certificate of Amendment dated July 12, 1994                Exhibit 3(a-7) to the Company's Annual
                  to the Certificate of Incorporation of the                  Report on Form 10-K for the year ended
                  Company.                                                    December 31, 1994.
    3.8           Bylaws of the Company, as amended.                          Exhibit 3(b) to the Company's Annual
                                                                              Report on Form 10-K for the year ended
                                                                              December 31, 1988.
    4.1           Rights Agreement dated as of July 6, 1989                   Exhibit 1 to the Company's Registration
                  between the Company and Chemical Bank, as                   Statement on Form 8-A dated July 7,
                  Rights Agent ("Rights Agreement") which                     1989.
                  includes the form of Rights Certificate as
                  Exhibit B.
    4.2           Amendment No. 1 dated as of February 13,                    Exhibit 1 to the Company's Amendment
                  1990 to Rights Agreement.                                   No. 1 on Form 8 dated February 13, 1990
                                                                              to the Company's Registration Statement
                                                                              on Form 8-A.
    4.3           Amendment No. 2 dated as of August 10,                      Exhibit 4(c) to the Company's Annual
                  1994 to Rights Agreement.                                   Report on Form 10-K for the year ended
                                                                              December 31, 1994.
     5            Opinion of Proskauer Rose Goetz &
                  Mendelsohn LLP.

   Exhibit
   Number                              Description                                      Incorporated by Reference to:
- -------------    --------------------------------------------------------    ---------------------------------------------------
    23.1          Consent of Proskauer Rose Goetz &
                  Mendelsohn LLP. (included in their opinion
                  filed as Exhibit 5).
    23.2          Consent of Grant Thornton LLP.
     24           Power of Attorney (included on the Signature
                  Pages to this Registration Statement).

                     PROSKAUER ROSE GOETZ & MENDELSOHN LLP
                                 1585 BROADWAY
                            NEW YORK, NEW YORK 10036


                                                                    May 17, 1995


Computer Horizons Corp.
49 Old Bloomfield Avenue
Mountain Lakes, New Jersey  07046

         Re:  Computer Horizons Corp. (the "Company")

Ladies and Gentlemen:

         You have requested our opinion in connection with the registration statement on Form S-8 (the "Registration Statement") being filed by you with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the "Act"), an aggregate of 3,375,000 shares of your common stock, par value $.10 per share (the "Shares"), to be offered pursuant to the Company's 1994 Incentive Stock Option and Appreciation Plan (the "Plan").

         On the basis of such investigation as we have deemed necessary, we are of the opinion that the Shares will be, when issued upon due exercise of options granted under the Plan in accordance with the provisions of the Plan and in accordance with stock option agreements entered into in accordance with the provisions of the Plan (including payment of the option exercise price provided for therein), legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                           Very truly yours,

                                           PROSKAUER ROSE GOETZ & MENDELSOHN LLP

              Consent of Independent Certified Public Accountants


         We have issued our report dated January 31, 1995, accompanying the consolidated financial statements of Computer Horizons Corp. (the "Company") appearing in the 1994 Annual Report of the Company to its shareholders and the accompanying schedule included in the Annual Report on Form 10-K for the year ended December 31, 1994, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.



                                                          GRANT THORNTON LLP


Parsippany, New Jersey
May 12, 1995